Exhibit 10.27.5

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) IS OF THE TYPE THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL.

SIXTH AMENDMENT TO UNITED EXPRESS AGREEMENT

This Sixth Amendment to the United Express Agreement (the “Amendment”) is effective as of June 20, 2011 by and between UNITED AIR LINES, INC., a Delaware corporation, with its corporate offices located at 77 West Wacker Drive, Chicago, Illinois 60601 (“United”), and SHUTTLE AMERICA CORP., having its principal mailing address at 8909 Purdue Road, Suite 300, Indianapolis, IN 46268 (“Contractor”).

WHEREAS, the parties previously entered into that certain United Express Agreement dated as of December 28th, 2006, United Contract # 172884 (the “Agreement”); and

WIIEREAS, pursuant to Article XXXI of the Agreement. the parties may modify or amend the Agreement; and

WHEREAS, Article IV. F. details the requirements for Inflight Sales; and

WHEREAS, the parties desire to further amend the Agreement [***]; and

NOW THEREFORE, for good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

I.	DEFINITIONS

Capitalized terms used in this Amendment and not otherwise defined in this Amendment shall have the meanings assigned to them in the Agreement.

II.	SCOPE, TERM, and CONDITIONS

A. The Agreement is hereby amended to add a new Appendix 1 to the Agreement, attached to this Amendment as Schedule 1.

B. The text of Article IV. F. of the Agreement, titled “Inflight Sales” is hereby deleted in its entirety and replaced with the following:

“INFLIGHT SALES

1. General. Contractor may, at United’s request, be required to sell [***], [***], [***], or any other [***], food and any other goods (“Inflight Products”) on flights included in Contractor’s United Express Services. Contractor agrees that such in-flight sales shall be conducted in a manner consistent with in-flight sales provided on United’s flights and in accordance with the requirements set forth by United for Contractor’s United Express Services, as further described in Appendix L (“Inflight Product Sales Program”). Contractor acknowledges and agrees that all revenues generated from or in connection with the in-flight sale of any product [***] are the sole property of United and will be retained by United, or, if received by Contractor or any of its affiliates, shall be promptly remitted to United. United will be solely responsible for the direct costs associated with such in-flight sales. The technology, processes, and responsibilities associated with the Inflight Product Sales Program are set forth in Appendix L.

2. Sales of Alcoholic Beverage Products. Contractor agrees that it shall comply with all federal, state, and local laws, rules and regulations and Contractor shall obtain and maintain all permits, certifications and licenses necessary for the full and proper conduct of its operations relating to the sale, distribution, storage, or service of any Alcoholic Beverage Product by Contractor. [***].”

III. MISCELLANEOUS. Except as otherwise amended herein, the Agreement will remain in full force and effect. The terms of this Amendment are deemed to be incorporated in, and made a part of, the Agreement. This Amendment may be executed in any number of counterparts, by original or facsimile signature, each of which when executed and delivered shall be deemed an original and such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have by their duly authorized officers caused this Amendment to be entered into and signed as of the Effective Date.

UNITED AIR LINES, INC.		SHUTTLE AMERICA CORP.

By:	/s/ Alex Marren	By:	/s/ Timothy Dooley
	Alex Marren		Timothy P. Dooley
	SVP System Ops Control & United Express		SVP, Chief Executive Officer

Schedule I

APPENDIX L

INFLIGHT PRODUCT SALES PROGRAM

United will market a portfolio of inflight products for purchase on United Express flights which includes [***], [***], [***], food, or other product offerings. Contractor will administer the program related to such in-flight sales (the “Inflight Product Sales Program”) as United’s representative following all policies and procedures of United. The initial policies and procedures established by United for the sale of products onboard Contractor’s flights under the Agreement with United are set forth below. United reserves the right to change the product offerings, policies and procedures associated with the Inflight Product Sales Program at any time and in its sole discretion.

TECHNOLOGY

The sale of product onboard Contractor’s flights under the Agreement will involve non-cash transactions. United will provide a single hand held device (each such device, an “HHD” and collectively, the “HHD units”) necessary to process credit and debit card transactions for each aircraft in Contractor’s fleet operating as United Express. Contractor shall only swipe the customer’s credit or debit card into the HHD unit for the purpose of processing the customer’s transaction and shall not otherwise use or record the customer information. The HHD units provided by United shall only be used for United’s business purposes.

The HHD units and the information contained therein shall be deemed the confidential and proprietary information of United and its licensors and shall be subject to the confidentiality terms and conditions set forth in the Agreement for other types of confidential information of United. Contractor shall not, and shall not permit others to, reverse engineer, decompile, disassemble or translate the HHD units, including any firmware or software that is loaded upon the units, or otherwise attempt to view, display or print the source code embedded in the HHD units, or any firmware or software loaded on the HHD units.

Upon the earlier to occur of (i) the termination of United’s Inflight Product Sales Program, (ii) the termination of this Agreement, or (iii) the cessation of the use of the HHD units by Contractor, as determined by United in its sole discretion, Contractor shall cooperate with United or its designated vendor for the collection and return of all HHD units to United at the address designated by United, at Contractor’s cost. Contractor shall return the HHD units in as good a condition as possible, except for reasonable wear and tear thereof.

The HHD unites will be inventoried and secured by Contractor as a part of the ship’s equipment.

Contractor will be responsible for the security of the HHD on each aircraft. Contractor agrees to notify United immediately (which in no event shall be longer than [***]) whenever any HHD unit has been, or Contractor reasonably believes or suspects that any HHD unit has been, lost, acquired, destroyed, modified, used, disclosed or accessed by any person in an unauthorized manner or for an unauthorized purpose (collectively, “Security Breach”). Contractor further agrees to provide all reasonable assistance requested by United or United’s designated representatives, in the furtherance of any correction, remediation, investigation, enforcement or litigation with respect to a Security Breach, including but not limited to, any notification that United may determine appropriate to send to individuals impacted or potentially impacted by a Security Breach.

Lost equipment will be replaced at Contractor’s expense. Any equipment that is unaccounted for and for which no transactions have been logged for [***] will be considered “lost” and United reserves the right to [***] provided for in Article VIII. D. 1. of the Agreement.

Any HHD that is damaged beyond reasonable wear and tear will be replaced at Contractor’s expense and United reserves the right to [***] provided for in Article VIII. D. 1. of the Agreement. Any HHD that becomes inoperable in the absence of damage beyond reasonable wear and tear will be replaced at United’s expense, and provided Contractor is not provided any spare HHD units, United agrees that Contractor will not be assessed any penalty (financial or otherwise) during the time it takes for United to provide a replacement HHD.

United, at its cost, will provide or cause to be provided by a vendor or United’s choice the maintenance and battery replacement for the HHD units. Such maintenance and battery replacement will be provided at predetermined intervals designed to maximize HHD and battery useful life, and Contractor will have the right to request maintenance at different times than the predetermined intervals or additional battery replacement at Contractor’s cost upon request. In the event Contractor’s request for maintenance is related to a faulty or defective HHD unit, Contractor shall [***] for such non-routine service call.

United, at its cost, will provide Contractor’s designated “trainers” initial “train the trainer” training on the use of the HHD units. Contractor will be required to (i) [***] and (ii) [***].

PRODUCT LOSS AND PILFERAGE

United will establish procedures aimed at limiting product loss. At a minimum, it is required that Contractor’s Flight Attendants record opening and closing inventories of each product to be sold onboard, accounting for all sales and complimentary items distributed.

Seals may be required to prevent tampering with product inventories and to deter pilferage. United will monitor all inventories and reserves the right to charge Contractor for identified pilferage. Any discrepancies in inventories, seal numbers recorded, or excessive complimentary activity for any product sold must be reported at the hub for use in pilferage investigations. Contractor’s failure to provide documentation as requested by United or its representatives will result in Contractor being charged for pilferage as determined by United in its sole discretion and United reserves the right to set off the value of the pilferage, which will be at United’s cost of product, by taking a credit in the amount of such pilferage through the Settlement process provided for in Article VIII. D. 1. of the Agreement.

All product loss and pilferage procedures established by United must be adhered to by Contractor. Contractor shall be liable for replacing all products that are lost, damaged or pilfered while such products are in the care, custody and/or control of Contractor based upon such products actual replacement costs. United reserves the right to set off such costs and/or lost revenues by taking a credit in the amount of such costs and/or lost revenues through the Settlement process provided for in Article VIII. D. I. of the Agreement. In the event of any conflict or discrepancy between Contractor’s documentation and United’s documentation. United’s documentation shall control, unless Contractor produces conclusive evidence that United documentation is incorrect.

United may, at any time during operating hours inspect, monitor, or audit Contractor’s administration of the Inflight Product Sales Program described in this Appendix or in other policies and procedures, in order to verify that Contractor is in compliance with United’s requirements for the Inflight product Sales program. Contractor will work with United to ensure appropriate controls exist to ensure compliance with United’s documentation and will ensure corrective actions are in place as necessary.

LIQUOR, BEER AND WINE PROGRAM

The Alcoholic Beverage Products offering will be determined by United and provided for in the liquor kit supplied to each aircraft. Except as otherwise agreed by United and Contractor due to the various applicable liquor license laws and regulations, the Alcoholic Beverage Products will be purchased by United, stored and distributed by United and/or United’s vendors prior to being placed onboard Contractor’s aircraft and sold onboard all United Express flights designated by United.

Once onboard Contractor’s aircraft, liquor drawers are considered a part of ship’s equipment and will be used for the distribution of United’s inflight products.

[***]

Contractor shall not serve any Alcoholic Beverage Product(s) on the ground without United’s consent. Contractor will obtain and maintain liquor licenses in the states where they board and/or unload any Alcoholic Beverage Product. Unless otherwise agreed by the parties, Contractor will not [***].

Virginia Procedures

In Virginia, [***].

FOOD AND OTHER PRODUCTS

United reserves the right to introduce other products for sale onboard including food offerings. Food offerings may come in a variety of packaging options and will be integrated into the entire portfolio with regards to specifications and procedures established by United.

Provisioning of product offering will follow United’s procedures at distribution points.